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                                                                 Exhibit 10.21.2

                     SECOND AMENDMENT TO AGREEMENT OF LEASE

     THIS SECOND AMENDMENT TO AGREEMENT OF LEASE ("AMENDMENT") is made and entered into as of the 27th day of July, 2000, by and between LASALLE BANK NATIONAL ASSOCIATION, formerly known as LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A., as successor trustee to LaSalle National Bank, as Trustee under that certain Trust Agreement dated March 1, 1984 and known as Trust No. 107701 ("LANDLORD") and APCOA/STANDARD PARKING, INC., F/K/A APCOA, INC., a Delaware corporation ("TENANT").

                                    RECITALS:

     A. Landlord, or its predecessor in interest, and Tenant are parties to that certain Agreement of Lease dated June 4, 1998, including Rider 1, Rider 2 and Rider 3 incorporated therein by reference (the "ORIGINAL LEASE") pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, the "PREMISES" (as therein defined), in the property known as 900 North Michigan Building ("BUILDING") the address of which is 900 North Michigan Avenue, Chicago, Illinois 60611. The Original Lease was amended by that certain First Amendment to Agreement of Lease, dated May 1, 1999 (the "FIRST AMENDMENT"). The Original Lease as amended by the First Amendment is referred to herein as the "LEASE."

     B. Rider Three of the Lease provides Tenant with an Expansion Option to lease approximately 11,561 rentable square feet of space. Pursuant to the First Amendment, Tenant exercised the first increment of the Initial Expansion Option and the Premises was increased to include the Initial Expansion Space (as defined in the First Amendment).

     C. Tenant has notified Landlord that it intends to exercise the second increment of the Initial Expansion Option, and Landlord and Tenant have agreed that, notwithstanding the terms of Rider Three of the Lease, the exercise of the second increment of the Initial Expansion Option shall be as to approximately 5,000 square feet of rentable area on the 17th floor of the Building (the "SECOND EXPANSION SPACE") as shown on EXHIBIT "A" attached hereto.

     D. The parties now desire to amend the Lease to provide for the addition to the Premises of the Second Expansion Space and to modify Rider Three of the Lease to reflect the changes to the increments in which the Option Expansion Space has been and shall be added to the Premises.

     NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

     1. THE PREMISES. As of April 15, 2000 (the "SECOND EXPANSION DATE"), the Second Expansion Space shall be added to the Premises and shall hereinafter be deemed a part of the Premises. Therefore, as of the Second Expansion Date, the Premises shall consist of approximately 44,829 square feet of rentable area, approximately 20,583 rentable square feet of

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which shall be located on the 17th floor of the Building. Landlord and Tenant acknowledge and agree that, notwithstanding anything contained in Rider Three of the Lease to the contrary, the Initial Expansion Space (as defined in the First Amendment) and the Second Expansion Space shall be deemed to have been added to the Premises pursuant to the Initial Expansion Option (as defined in Section 2.1 of Rider Three of the Lease).

     2. BASE RENT. As of the Second Expansion Date, Section 3 of the Lease shall be amended by striking the rent payment table and inserting it its place the following:

                                  BASE RENT
                               PER SQUARE FOOT
            PERIOD             OF RENTABLE AREA        ANNUAL BASE RENT      MONTHLY BASE RENT
     ---------------------   --------------------   ---------------------   --------------------
     Commencement
     Date to 4/30/1999              24.85                  917,735.35             76,477.95

     5/1/99-9/30/99                 24.85                  989,750.65             82,479.22

     10/1/99-4/14/00                25.35                1,009,665.15             84,138.76

     4/15/00-9/30/00                25.35                1,136,415.15             94,701.26

     10/1/00-9/30/01                25.85                1,158,829.65             96,569.14

     10/1/01-9/30/02                26.35                1,181,244.15             98,437.01

     10/1/02-9/30/03                26.85                1,203,658.65            100,304.89

     10/1/03-9/30/04                27.35                1,226,073.15            102,172.76

     10/1/04-9/30/05                27.85                1,248,487.65            104,040.64

     10/1/05-9/30/06                28.35                1,270,902.15            105,908.51

     10/1/06-9/30/07                28.85                1,293,316.65            107,776.39

     10/1/07-9/30/08                29.35                1,315,731.15            109,644.26

     3.   TENANT'S PRO RATA SHARE. As of the Second Expansion Date, Section
4.2.4 of the Lease shall be amended by changing "Tenant's Pro Rata Share" from 7.90% to 8.89%, based upon the increase in square footage of the Premises as provided in Paragraph 1 above.

     4. MODIFICATIONS TO RIDER 3. Section 2.2 of Rider Three of the Lease shall be amended by deleting the first sentence thereof and inserting the following in its place: "Tenant may exercise the "Remainder Expansion Option" in one increment of approximately 3,663 square feet of rentable floor area as shown on Exhibit A to the Second Amendment to this Lease (and identified on Exhibit A to the Second Amendment as the "Third Expansion Space") by notice to Landlord at any time within the Option Exercise Period."

     5. WHOLE AGREEMENT. This Amendment sets forth the entire Agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As amended herein, the Lease between the parties shall remain in full force and effect. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. Except as expressly amended herein, the original terms and conditions of the Lease remain in full force and effect.

     6. NOT AN OFFER. Neither party shall be bound by this Amendment until Landlord and Tenant both have executed and delivered the same to our other party.

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     7.   CAPITALIZED TERMS. All Capitalized Terms defined herein shall have the meanings attributed to them in the Lease.

     8. TRUST CLAUSE. It is expressly understood and agreed that this Amendment is executed on behalf of LaSalle Bank National Association, not personally but as Trustee aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of that certain Trust Agreement specified above. It is further expressly understood and agreed that LaSalle Bank National Association, as Trustee as aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled to collect or receive for any purpose, directly or indirectly, the rents, issues, profits or proceeds of said real estate or any lease or sale or any mortgage or any disposition thereof. Nothing in this Amendment contained shall be construed as creating any personal liability or personal responsibility of the Trustee or any of the beneficiaries of the Trust, and, in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressly or impliedly herein contained, or to keep, preserve or sequester any property of said Trust or for said Trustee to continue as said Trustee; and that so far as the parties herein are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Trust estate from time to time subject to the provisions of said Trust Agreement for payment thereof, Tenant hereby expressly waiving and releasing said personal liability and personal responsibility on behalf of itself and all persons claiming by, through or under Tenant.


[SIGNATURE PAGE FOLLOWS]

                                        3
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the year and date above first written.

                                    LANDLORD:

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee aforesaid and not personally


                                    By:  /s/ Annette N. Brusca
                                         ----------------------------------
                                    Print Name:  Annette N. Brusca
                                                 --------------------------
                                    Title:  Vice President
                                            -------------------------------

                                    This instrument is executed by the
                                    undersigned Land Trustee, not personally but solely as Trustee in the exercise of power and authority conferred upon and vested in it as such Trustee. It is expressly understood and agreed that all the warranties, indemnities, representations, covenants undertakings and agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument

                                    TENANT:

                                    APCOA/STANDARD PARKING, INC. F/K/A
                                    APCOA, INC., a Delaware corporation


                                    By:  Michael B. [Illegible]
                                         ----------------------------------
                                    Print Name:  Michael B. [Illegible]
                                                 --------------------------
                                    Title:  Sr. Vice President
                                            -------------------------------

                                        4
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                                    EXHIBIT A

                                Expansion Space

                                  [Floor Plan]